EXHIBIT 1.3

                      Amendment to Declaration of Trust



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                      PHOENIX EQUITY OPPORTUNITIES FUND

                   Establishment and Designation of Series

The undersigned, constituting all of the members of the Board of Trustees (collectively, the "Trustee") of the Phoenix Equity Opportunities Fund (the "Trust"), a Massachusetts business trust, acting pursuant to Article I,
Section 1.1 and Article VI, Section 6.9 of the Declaration of Trust dated June 26, 1986, as amended June 16, 1994 for the purpose of changing the name of the Turst to the "Phoenix Strategic Equity Series Fund" and for the purpose of redesignating the Phoenix Equity Opportunities Fund as a Series and creating two additional Series hereby consent to the following actions effective as of the date hereof:

1. The Trustees hereby change the name of the Trust to the "Phoenix Strategic Equity Series Fund"; and

2. Without in any manner limiting the authority of the Trustees set forth in
   Article VI, Section 6.9 to establish and designate any further Series, the Trustees hereby divide the Shares of the Trust into three Series and establish and designate those Series as the: "Phoenix Strategic Theme Fund", "Phoenix Equity Opportunities Fund" and "Phoenix Small Company Growth Fund"; and

3. The Trustees hereby reclassify the Phoenix Equity Opportunities Fund Shares previously issued as Shares of the Series established and designated the "Phoenix Equity Opportunities Fund"; and

4. The Trustees hereby designate that each Series and class thereof shall have the relative rights and preferences provided in the Declaration of Trust.

WITNESS our hand this 24th day of May, 1995.

 /s/ C. D. Blinn                  /s/ Robert Chesek
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C. Duane Blinn                    Robert Chesek

/s/ E. Virgil Conway              /s/ Harry Dalzell-Payne
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E. Virgil Conway                  Harry Dalzell-Payne

/s/ Leroy Keith, Jr.              /s/ James M. Oates
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Leroy Keith, Jr.                  James M. Oates

/s/ Philip R. Reynolds            /s/ Herbert Roth, Jr.
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Philip R. Reynolds                Herbert Roth, Jr.

/s/ Richard E. Segerson           /s/ Philip R. McLoughlin
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Richard E. Segerson               Philip R. McLoughlin

/s/ Lowell P. Weicker, Jr.
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Lowell P. Weicker, Jr.